As filed with the Securities and Exchange Commission on July 30, 2007
Registration No. 333-142543

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

POST-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

ABINGTON BANCORP, INC.

(Exact name of registrant as specified in its articles of incorporation)

Pennsylvania	6036	20-8613037
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

180 Old York Road
Jenkintown, Pennsylvania 19046
(215) 886-8280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert W. White
Chairman, President and Chief Executive Officer
Abington Bancorp, Inc.
180 Old York Road
Jenkintown, Pennsylvania 19046
(215) 886-8280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Raymond A. Tiernan, Esq.
Hugh T. Wilkinson, Esq.
Elias, Matz, Tiernan & Herrick L.L.P.
734 15th Street, N.W., 12th Floor
Washington, D.C. 20005

PART II

Deregistration of Common Stock

The Registrant hereby deregisters 12,601,952 shares of common stock, par value $.01 per share (“Common Stock”), previously registered. The Company previously registered 37,062,192 shares of Common Stock of which 24,460,240 shares were issued in the Registrant’s recently completed offering of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jenkintown, Commonwealth of Pennsylvania on July 26, 2007.

Abington Bancorp, Inc.

By:	/s/ Robert W. White
Robert W. White
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert W. White	Chairman of the Board, President	July 26, 2007
Robert W. White	and Chief Executive Officer

/s/ Jack J. Sandoski	Senior Vice President and Chief	July 26, 2007
Jack J. Sandoski	Financial Officer

/s/ Michael F. Czerwonka, III*	Director	July 26, 2007
Michael F. Czerwonka, III

/s/ Jane Margraff Kieser*	Director	July 26, 2007
Jane Margraff Kieser

/s/ Joseph B. McHugh*	Director	July 26, 2007
Joseph B. McHugh

/s/ Robert John Pannepacker, Sr.*	Director	July 26, 2007
Robert John Pannepacker, Sr.

/s/ G. Price Wilson, Jr.*	Director	July 26, 2007
G. Price Wilson, Jr.

*By:	/s/ Robert W. White
Robert W. White
Attorney - in - Fact